INVESCO

PROXY VOTING POLICIES

AND

PROCEDURES

April 1, 2006

GENERAL POLICY

INVESCO Institutional (N.A.), Inc. and its wholly-owned subsidiaries, and INVESCO Global Asset

Management (N.A.). Inc. (collectively, "INVESCO") each has responsibility for making investment decisions that are in the best interests of its clients. As part of the investment management services it pro vides to clients, INVESCO may be authorized by clients to vote proxies appurtenant to the shares for which the clients are beneficial owners.

INVESCO believes that it has a duty to manage clients' assets in the best economic interests of the clients and that the ability to vote proxies is a client asset.

INVESCO reserves the right to amend its proxy policies and procedures from time to time without prior notice to its clients.

PROXY VOTING POLICIES

Voting of Proxies

INVESCO will vote client proxies in accordance with the procedures set forth be low unless the client for non- ERISA clients retains in writing the right to vote. the named fiduciary (e.g., the plan sponsor)

for ERISA clients retains in writing the right to direct the plan trustee or a third party to vote proxies or INVESCO determines that any benefit the client might gain from voting a proxy would be outweighed by the costs associated therewith.

Best Economic Interests of Clients

In voting proxies, INVESCO will take into consideration those factors that may affect the value of the security and will vote proxies in a manner in which, in its opinion, is in the best economic interests of clients. INVESCO endeavors to resolve any conflicts of interest exclusively in the best economic interests of clients.

ISS Services

INVESCO has contracted with Institutional Shareholder Services ("ISS") , an independent third party service provider, to voter INVESCO's clients ' proxies according to ISS' s proxy voting recommendations. In addition, ISS will provide proxy analyses, vote recommendations, vote execution and record-keeping services for clients for which INVESCO has proxy voting responsibility. On an annual basis, INVESCO will review information obtained from ISS to ascertain whether ISS (i) has the capacity and competency to adequately analyze proxy issues, and (ii) can make such recommendations in an impartial manner and in the best economic intere t of INVESCO's clients. This may include a review of ISS' Policies. Procedures and Practices Regarding Potential Conflicts of Interests and obtaining information about the work ISS does for corporate issuers and the payments ISS receives from such issuers.

Custodians forward proxy materials for clients who rely on INVESCO to vote proxies to ISS. ISS is responsible for exercising the voting rights in accordance with the ISS proxy voting guide lines. If

INVESCO receives proxy materials in connection with a client's account where the client has, in writing, communicated to INVESCO that the client, plan fiduciary or other third party has reserved the right to vote proxies, INVESCO will forward to the party appointed by client any proxy materials it receives with respect to the account. In order to avoid voting proxies in circumstances where

INVESCO, or any of its affiliates have or may have any conflict of interest, real or perceived,

INVESCO has engaged ISS to provide the proxy analyses, vote recommendations and voting of proxies.

In the event that ( i) ISS recuses itself on a proxy voting matter and makes no recommendation or (ii)

INVESCO decides to override the ISS vote recommendation, the Proxy Committee will review the issue and direct ISS how to vote the proxies as described below.

Proxy Committee

The Proxy Committee shall have seven (7) members, which shall include representatives from portfolio management, operations, and legal/compliance or other functional departments as deemed appropriate who are knowledgeable regarding the proxy process. A majority of the member s of the

Proxy Committee shall constitute a quorum and the Proxy Committee shall ac t by a majority vote. "The chair of the Proxy Committee shall be chose n by the Chief Compliance Officer of INVESCO. The Proxy Committee shall keep minutes of its meetings that shall be kept with the proxy voting records of INVESCO. The Proxy Committee will appoint a Proxy Manager to manage the proxy voting process, which includes the voting of proxies and the maintenance of appropriate records.

Proxy Committee meetings shall be called by the Proxy Manager when override submissions are made and in instances when ISS has recused itself from a vote recommendation. In these situations, the

Proxy Committee shall meet and determine how proxies are to be voted in the best interests of clients .

The Proxy Committee periodically reviews new types of corporate governance issues, evaluates proposals not addressed by the ISS proxy voting guide lines in instances when ISS has recused itself,

and determines how INVESCO should vote. The Committee monitors adherence to these Procedures,

industry trend s and reviews the ISS proxy voting guidelines.

ISS Recusal

When ISS makes no recommendation on a proxy voting issue or is recused due to a conflict of interest, the Proxy Committee will review the issue and, if INVESCO does not have a conflict of interest, direct ISS how to vote the proxies. In such cases where INVESCO has a conflict of interest , INVESCO, in its sole discretion, shall either (a ) vote the proxies pursuant to ISS's general proxy voting guidelines, (b) engage an independent third party to provide a vote recommendation, or (c) contact its client(s) for direction as to how to vote the proxies.

Override of ISS Recommendation

There may be occasions where the INVESCO investment personnel, senior officers or a member of the Proxy Committee seek to override ISS' s recommendations if they believe that ISS' s recommendations are not in accordance with the best economic interests of clients. In the event that an individual listed above in this section disagrees with an ISS recommendation on a particular voting issue, the individual shall document in writing the reasons that he/she believes that the ISS recommendation is not in accordance with clients' best economic interests and submit such written documentation to the Proxy Manager for consideration by the Proxy Committee. Upon review of the documentation and consultation with the individual and others as the Proxy Committee deems appropriate, the Proxy Committee may make a determination to override the ISS voting recommendation if the Committee determines that it is in the best economic interests of clients and the Committee has addressed conflict of interest issues as discussed below.

Proxy Committee Meetings

When a Proxy Committee Meeting is called, whether because of an ISS recusal or request for override of an ISS recommendation, the Proxy Committee shall review the report of the Chief Compliance

Officer as to whether any INVESCO person has reported a conflict of interest.

The Proxy Committee shall review the information provided to it to determine if a real or perceived conflict of interest exists and the minutes of the Proxy Committee shall:

1.	describe any real or perceived conflict of interest,
2.	discuss any procedure used to address such conflict of interest,
3.	report any contacts from outside parties (other than routine communications from proxy solicitors), and

4.	include confirmation that the recommendation as to how the proxies are to be voted is
5.	in the best economic interest'> of clients and was made without regard to any conflict of
6.	interest.

Based on the above review and determinations, the Proxy Committee will direct ISS how to vote the proxies.

Certain Proxy Votes May Not Be Cast

In some cases, INVESCO may determine that it is not in the best economic interests of clients to vote proxies. For example, proxy voting in certain countries outside the United States requires share blocking. Shareholders who wish to vote their proxies must deposit their shares 7 to 21 days before the date of the meeting with a designated depositary. During the blocked period, shares to be voted at the meeting cannot be sold until the meeting has taken place and the shares have been returned to the

Custodian/Sub-Custodian bank. In addition, voting certain international securities may involve unusual costs to clients. In other cases, it may not be possible to vote certain proxies despite good faith efforts to do so, for instance when inadequate notice of the matter is provided. In the instance of loan securities, voting of proxies typically requires termination of the loan, so it is not usually in the best economic interests of clients to vote proxies on loaned securities. INVESCO typically will not, but reserves the right to, vote where share blocking restrictions, unusual costs or other barriers to efficient voting apply. If INVESCO does not vote, it would have made the determination that the cost of voting exceeds the expected benefit to the client. The Proxy Manager shall record the reason for any proxy not being voted, which record shall be kept with the proxy voting records of INVESCO.

Proxy Voting Records

Clients may obtain information about how INVESCO voted proxies on their behalf by contacting their client services representative. Alternatively, clients may make a written request for proxy voting information to: Proxy Manager, 1360 Peachtree Street, N.E., Atlanta, Georgia 30309.

CONFLICTS OF INTEREST

Procedures to Address Conflicts of Interest and Improper Influence

In order to avoid voting proxies in circumstances where INVESCO or any of its affiliates have or may have any conflict of interest, real or perceived, INVESCO has contracted with ISS to provide proxy analyses, vote recommendations and voting of proxies. Unless noted otherwise by ISS, each vote recommendation provided by ISS to INVESCO includes a representation from ISS that ISS faces no conflict of interest with respect to the vote. In instances where ISS has recused itself and makes no recommendation on a particular matter or if an override submission is requested, the Proxy Committee shall determine how the proxy is to be voted and instruct the Proxy Manager accordingly in which case the conflict of interest provisions discussed below shall apply.

In effecting the policy of voting proxies in the best economic interests of clients, there may be occasions where the voting of such proxies may present a real or perceived conflict of interest between

INVESCO, as the investment manager, and clients.

For each director, officer and employee of INVESCO ("INVESCO person"), the interests of

INVESCO's clients must come first, ahead of the interest of INVESCO and any person within the

INVESCO organization, which includes INVESCO's affiliates.

Accordingly, each INVESCO person must not put "personal benefit," whether tangible or intangible,

before the interests of clients of INVESCO or otherwise take advantage of the relationship to

INVESCO's clients, "Personal benefit" includes any intended benefit for oneself or any other individual, company, group or organization of any kind whatsoever, except a benefit for a client of

INVESCO, as appropriate. It is imperative that each of INVESCO's directors, officers and employees avoid any situation that might compromise, or call into question, the exercise of fully independent judgment in the interests of INVESCO's clients.

Occasions may arise where a person or organization involved in the proxy voting process may have a conflict of interest. A conflict of interest may also exist if INVESCO has a business relationship with

(or is actively soliciting business from) either the company soliciting the proxy or a third party that has a material interest in the outcome of a proxy vote or that is actively lobbying for a particular outcome of a proxy vote. An INVESCO person (excluding members of the Proxy Committee) shall not be considered to have a confl ict of interest if the INVESCO person did not know of the conflict of interest and did not attempt to influence the outcome of a proxy vote. Any individual with actual knowledge of a conflict of interest relating to a particular referral item shall disclose that conflict to the Chief

Compliance Officer.

The following are examples of situations where a conflict may exist:

•	Business Relationships - where INVESCO manages money for a company or an employee group, manages pension assets or is actively soliciting any such business, or leases office space from a company;

•	Personal Relationships - where a INVESCO person has a personal relationship with other proponents of proxy proposals, participants in proxy contests, corporate directors, or candidates for directorships; and

•	Familial Relationships - where an INVESCO person has a known familial relationship relating to a company (e.g. a spouse or other relative who serves as a director of a public company or is employed by the company).

In the event that INVESCO (or an affiliate) manages assets for a company, its pension plan, or related entity or where any member of the Proxy Committee has a personal conflict of interest, and where clients' funds are invested in that company's shares, the Proxy Committee will not take into consideration this relationship and will vote proxies in that company solely in the best economic interest of its clients.

It is the responsibility of the Proxy Manager and each member of the Proxy Committee to report any real or potential conflict of interest of which such individual has actual knowledge to the Chief

Compliance Officer, who shall present any such information to the Proxy Committee. However, once a particular conflict has been reported to the Chief Compliance Officer, this requirement shall be deemed satisfied with respect to all individuals with knowledge of such conflict.

In addition, the Proxy Manager and each member of the Proxy Committee shall certify annually as to their compliance with this policy. In addition, any INVESCO person who submits an ISS override recommendation to the Proxy Committee shall certify as to their compliance with this policy concurrently with the submission of their override recommendation. A form of such certification is attached as Appendix A hereto .

In addition, members of the Proxy Committee must notify INVESCO's Chief Compliance Officer,

with impunity and without fear of retribution or retaliation, of any direct, indirect or perceived improper influence made by anyone within INVESCO or by an affiliated company's representatives with regard to how INVESCO should vote proxies. The Chief Compliance Officer will investigate the allegations and will report his or her findings to the INVESCO Risk Management Committee. In the event that it is determined that improper influence was made, the Risk Management Committee will determine the appropriate action to take which may include, but is not limited to, (I) notifying the affiliated company's Chief Executive Officer, its Management Committee or Board of Directors,

(2) taking remedial action, if necessary, to correct the result of any improper influence where clients have been harmed, or (3) notifying the appropriate regulatory agencies of the improper influence and to fully cooperate with these regulatory agencies as required. In all cases, the Proxy Committee shall not take into consideration the improper influence in determining how to vote proxies and will vote proxies solely in the best economic interest of clients.

Furthermore, members of the Proxy Committee must advise INVESCO's Chief Compliance Officer and fellow Committee members of any real or perceived conflicts of interest he or she may have with regard to how proxies are to be voted regarding certain companies (e.g., personal security ownership in a company, or personal or business relationships with participants in proxy contests, corporate directors or candidates for corporate directorships). After reviewing such conflict, upon advice from the Chief Compliance Officer, the Committee may require such Committee member to recuse himself or herself from participating in the discussions regarding the proxy vote item and from casting a vote regarding how INVESCO should vote such proxy.

ISS PROXY VOTING GUIDELINES

A copy of the most recent ISS US Proxy Voting Guidelines Summary can be found on ISS's website at www.issproxy.com.

APPENDIX A

ACKNOWLEDGEMENT AND CE RTIFICATION

I acknowledge that I have read the INVESCO Proxy Voting Policy (a copy of which has been supplied to me, which I will retain for future reference) and agree to comply in all respects with the terms and provisions thereof. I have disclosed or reported all real or potential conflicts of interest to the INVESCO Compliance Office r and will continue to do so as matters arise. I have complied with all provisions of this Policy.

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